 3:

UNAUDITED PRO FORMA HISTORICAL FINANCIAL STATEMENTS

The Unaudited Pro Forma Historical Financial Statements for the Registrant and the Danfoss Fluid Power Group (as defined below) give effect to the Registrant acquiring the operations of the Danfoss Fluid Power Group. The term the "Danfoss Fluid Power Group" means the Danfoss Fluid Power Companies combined with the Additional Distribution Operations (as defined below). The acquisition can be described as follows:

1. First, pursuant to the terms of the Stock Exchange Agreement, on May

3, 2000, the Registrant issued 16,149,812 shares of the Registrant's common stock to acquire the Danfoss Fluid Power Companies.

2. Second, before December 31, 2000, the Registrant will issue approximately 2.2 million additional shares of the Registrant's common stock to acquire the net assets of certain additional distribution operations of the business (the "Additional Distribution Operations").

The acquisition of the Additional Distribution Operations is part of the overall integrated acquisition of the Danfoss Fluid Power Group. The

Additional Distribution Operations have consistent characteristics with the distribution operations already included in the Danfoss Fluid Power

Companies.

The following unaudited pro forma statement of income and pro forma balance sheet of the Registrant give effect to the acquisition of the Danfoss Fluid Power Group both with and without the Additional Distribution Operations as if the acquisition had occurred as of the beginning of the period presented or at the balance sheet date and incorporate the purchase method of accounting. The pro forma combined amounts presented relate to the complete acquisition of the Danfoss Fluid Power Group, including the Additional Distribution Operations to be acquired before December 31, 2000. The pro forma combined amounts presented without the Additional Distribution Operations relate to the acquisition of the Danfoss Fluid Power Companies (excluding the Additional Distribution Operations) consummated on May 3, 2000, upon the issuance of 16,149,812 shares of the Registrant's common stock.

For pro forma purposes, the Registrant's audited historical consolidated statement of income for the year ended December 31, 1999 has been combined with the audited historical combined statement of income of the Danfoss Fluid Power Group (which includes the Additional Distribution Operations) for the year ended December 31, 1999, and the effects of pro forma adjustments as set forth in the notes thereto.

For pro forma purposes, the Registrant's audited historical consolidated balance sheet as of December 31, 1999 has been combined with the audited historical combined statement of net assets of the Danfoss Fluid Power Group (which includes the Additional Distribution Operations) as of December 31, 1999, and the effects of the pro forma adjustments as set forth in the notes thereto.

The following unaudited pro forma statement of income and pro forma balance sheet are based on historical financial data, and on assumptions described in the notes thereto. All such assumptions and adjustments are inherently subject to significant uncertainty and contingencies. It can be expected that some or all of the assumptions on which the following unaudited pro forma statement of income and balance sheet are based will prove to be inaccurate. As a result, the unaudited pro forma statement of income and pro forma balance sheet do not purport to represent what the Registrant's results of operations or financial position would have been if the acquisition of the Danfoss Fluid Power Group had occurred on the dates indicated, and are not intended to project the Registrant's results of operations or financial position for any future period.

The unaudited pro forma historical financial information should be read in conjunction with the Registrant's consolidated financial statements and the related notes appearing in the Registrant's 1999 Annual Report on Form 10-K dated March 30, 2000, and Quarterly Report on Form 10-Q dated May 17, 2000.

The unaudited pro forma historical financial information has been prepared utilizing the following facts and assumptions:

1. The Registrant acquires the Danfoss Fluid Power Group in exchange for 18.4 million shares of the Registrant's common stock including an estimated 2.2 million shares for the Additional Distribution Operations.

The estimate of 2.2 million shares is based upon the preliminary results of operations of the Additional Distribution Operations and the audited results of the Registrant for 1999 and other defined periods. The estimate also assumes a per share price of $11.16. The actual number of shares to be issued will be based upon an agreed-upon formula subject to the final audited 1999 results of operations for the Additional

Distribution Operations and the Registrant and agreement between the parties of the results for other defined time periods. The calculation of the actual number of shares to be issued will also be impacted by the

Registrant's share price at the date that the acquisition of the

Additional Distribution Operations is effected.

2. The market price per share issued of $11.16 is based on the average market price of the Registrant's common stock five days prior to and five days after the date the Stock Exchange Agreement was signed.

3. Pursuant to the Stock Exchange Agreement, the Danfoss Fluid Power

Companies entered into a credit facility prior to the closing of the transaction. The objective of the debt assumption provision in the purchase agreement was to ensure that the leverage ratio of the Danfoss

Fluid Power Companies at the time they were acquired by the Registrant was equivalent to that of the Registrant. The debt assumed was based on the leverage ratios of the Danfoss Fluid Power Companies and the

Registrant at December 31, 1999. The debt assumed served as additional purchase price consideration paid by the Registrant.

The following table presents the appropriate exchange rates used to translate Danish Kroner to United States dollars:

January 1, 1999 to December 31, 1999

-----------------------------

Average 6.9835

End of Period 7.3988

The total consideration for the acquisition of the Danfoss Fluid Power Group is as follows:

(amounts in millions of Dollars)

---------------------------------------------

The Danfoss The Additional

Fluid Power Distribution

Companies Operations Total

---------------------------------------------

Shares issued $180.2 $24.6 $204.8

Debt to be assumed 94.0 --- 94.0

Estimated acquisition costs 5.0 .5 5.5

------ ----- ------

Total purchase price $279.2 $25.1 $304.3

====== ===== ======

In connection with the acquisition, the Registrant terminated the Limited Partnership Agreement as of May 3, 2000. Pursuant to the Limited Partnership Agreement, upon termination, the Registrant was required to issue 2,250,000 shares of the Registrant's common stock in complete satisfaction of all limited partners' claims. The Registrant was also required, pursuant to the terms of the Limited Partnership Agreement, to pay the limited partners in the aggregate $6.3 million in respect to certain taxes payable by the limited partners as a result of the exchange of shares for the Limited Partnership Interests. Because the transactions were with the controlling shareholder of the Registrant, they have been reflected as equity transactions in the pro forma statements.

A preliminary purchase price allocation in accordance with the criteria established under Accounting Principles Board Opinion No. 16, "Business Combinations," has been performed. The appraisal of property, plant and equipment for the Danfoss Fluid Power Companies has been substantially completed and the preliminary fair market values are reflected in the purchase price allocation. Appraisals for other potential intangible assets are not complete. This allocation results in goodwill and other intangibles of $74.6 million being recorded ($54.2 million for the Danfoss Fluid Power Companies and $20.4 million for the Additional Distribution Operations of the transaction). The final purchase price allocation, when all such appraisals are completed, will result in changes to the amount of recorded assets including goodwill and other intangibles as pro forma amounts herein.

The preliminary allocation of the purchase price of $304.3 million is as follows:

(amounts in millions of Dollars)

---------------------------------------------------

The Danfoss The Additional

Fluid Power Distribution

Companies Operations Total

----------------------------------------

Property, plant and equipment $141.3 $ .7 $142.0

Other net assets acquired 83.7 4.0 87.7

Preliminary goodwill and other

intangibles 54.2 20.4 74.6

------ ----- ------

Preliminary purchase price $279.2 $25.1 $304.3

====== ===== ======

Assigned useful lives are as follows:

Property, plant, and equipment 3-37 years

Goodwill 40 years

Unaudited Pro Forma Combined Condensed Statement of Income
For The Year Ended December 31, 1999
Amounts in Thousands of Dollars, Except Share and Per Share Data
								Pro
						The		Forma
						Additional		Combined
	Historical		Pro		Pro	Distribution		Without the
		The Danfoss Fluid	Forma		Forma	Operations		Additional Distribution
	Sauer	Power Group	Adjustments		Combined	To Be Acquired		Operations
Net Sales	$534,382	322,483			856,865	(13,631)	(8)	843,234

Costs and Expenses
Cost of sales	408,450	220,175	2,129	(1)	630,754	(911)	(8)	629,843
Selling, general and administrative	58,382	67,184	1,866	(2)	127,432	(7,516)	(8)
						(511)	(9)	119,405
Research and development	23,311	8,091			31,402			31,402

Total costs and expenses	490,143	295,450	3,995		789,588	(8,938)		780,650

Operating income	44,239	27,033	(3,995)		67,277	(4,693)		62,584

Nonoperating Income (Expense)
Interest expense, net	(8,566)	(3,465)	(6,514)	(3)
			3,465	(7)	(15,080)			(15,080)
Royalty income	976				976			976
Other, net	(1,064)	1,269			205			205

Nonoperating expenses, net	(8,654)	(2,196)	(3,049)		(13,899)			(13,899)

Income Before Income Taxes and
Minority Interest	35,585	24,837	(7,044)		53,378	(4,693)		48,685

Provision for Income Taxes	(10,939)	(5,595)	1,005	(5)	(15,529)	1,822	(8)	(13,707)

Income before Minority Interest	24,646	19,242	(6,039)		37,849	(2,871)		34,978

Minority Interest in Income of
Consolidated Companies	(6,526)		2,387	(4)	(4,139)			(4,139)

Net Income	$18,120	19,242	(3,652)		33,710	(2,871)		30,839

Net income per weighted average common
share - basic and diluted	$0.67				$0.70			$0.68

Weighted average common shares
outstanding - basic	27,225,036		18,349,812	(6)
			2,250,000	(6)	47,824,848	(2,200,000)	(8)	45,624,848

Effect of dilutive securities	15,157				15,157			15,157

Weighted average common shares
outstanding - diluted	27,240,193		18,349,812
			2,250,000		47,840,005	(2,200,000)	(8)	45,640,005

Cash dividends per share	$0.28				$0.16			$0.17

Book value per share	$5.50				$7.50			$7.23

Notes to Unaudited Pro Forma Combined Condensed Statement of Income

for the Year Ended December 31, 1999

The following notes to the pro forma adjustments for the unaudited Combined Condensed Statement of Income for the year ended December 31, 1999 set forth the adjustments necessary to reflect the entire acquisition of the Danfoss Fluid Power Group as if the acquisition had occurred on January 1, 1999.

(1) Record additional depreciation expense related to the write-up to fair market value of property, plant and equipment acquired over an estimated average life of 10 years.

(2) Amortize the excess of the purchase price of the Danfoss Fluid Power

Group over the estimated tangible net assets acquired over 40 years.

(3) Record additional interest expense related to the $94.0 million increase in debt assumed as part of the acquisition of the Danfoss

Fluid Power Companies and the $6.3 million tax payment required as a result of terminating the limited partnership interest using a weighted average interest rate of 6.5%.

(4) Adjust minority interest expense as a result of terminating the

Limited Partnership Agreement.

(5) Record the income tax effect of the above adjustments, except for adjustment (2) which is non-tax deductible, assuming a 36% effective tax rate.

(6) Reflect the common shares issued to effect the purchase of the

Danfoss Fluid Power Group and the shares issued in connection with the termination of the Limited Partnership Agreement.

(7) Eliminate the Danfoss Fluid Power Group interest expense.

The following notes to the pro forma adjustments, "The Additional Distribution Operations to be Acquired," for the unaudited "Combined Without the Additional Distribution Operations" Statement of Income for the year ended December 31, 1999 set forth the adjustments necessary to exclude the acquisition of the Additional Distribution Operations of the Danfoss Fluid Power Group.

(8) Eliminate the historical accounts and operations of the Additional

Distribution Operations to be acquired.

(9) Eliminate the amortization in connection with goodwill and other intangibles related to the Additional Distribution Operations to be acquired.

Unaudited Pro Forma Combined Condensed Balance Sheet
As of December 31, 1999
Amounts in Thousands of Dollars
								Pro
						The		Forma
						Additional		Combined
	Historical		Pro		Pro	Distribution		Without the
		The Danfoss Fluid	Forma		Forma	Operations		Additional Distribution
Assets:	Sauer	Power Group	Adjustments		Combined	To Be Acquired		Operations

Current assets:
Cash and cash equivalents	$ 5,061	18,220			23,281			23,281
Accounts receivable, less allowances	73,305	54,978			128,283	(5,506)	(6)	122,777
Inventories	73,977	56,950			130,927	(6,061)	(6)	124,866
Other current assets	9,242				9,242			9,242

Total current assets	161,585	130,148			291,733	(11,567)		280,166

Property, Plant and Equipment, net	269,485	131,595	21,285	(1)	422,365	(673)	(6)	421,692

Other assets:
Intangible assets, net	2,663	3,721	74,622	(1)	81,006	(20,427)	(7)	60,579

Deferred income taxes	4,273	1,395			5,668	(43)	(6)	5,625
Other	4,509	1,081			5,590			5,590

Total other assets	11,445	6,197	74,622		92,264	(20,470)		71,794

Total assets	$442,515	267,940	95,907		806,362	(32,710)		773,652

Liabilities and Stockholders' Equity

Current liabilities:
Notes payable and bank overdrafts	$ 19,312				19,312			19,312
Long-term debt due within one year	1,609				1,609			1,609
Accounts payable	39,064	16,136	5,500	(1)	60,700	(799)	(6)	59,901
Accrued salaries and wages	8,901	8,940			17,841	(363)	(6)	17,478
Accrued warranty	7,640	2,735			10,375	(208)	(6)	10,167
Other accrued liabilities	13,744	13,002			26,746	(751)	(6)	25,995

Total current liabilities	90,270	40,813	5,500		136,583	(2,121)		134,462

Long-Term Debt	110,934		93,960	(2)
			6,250	(4)	211,144			211,144
Other Liabilities:
Long-term pension liability	31,342				31,342			31,342
Postretirement benefits other than pensions	14,361	550			14,911			14,911
Deferred income taxes	5,448	13,994			19,442	(11)	(6)	19,431
Other	5,647	4,246			9,893	(1,726)	(6)	8,167

Total other liabilities	56,798	18,790			75,588	(1,737)		73,851

Minority Interest in net assets of
Consolidated companies	33,761		(9,127)	(3)	24,634			24,634

Total stockholders' equity	150,752	208,337	204,784	(1)
			9,127	(3)
			(6,250)	(4)
			(208,337)	(5)		(20,427)	(7)
					358,413	(8,425)	(6)	329,561
	$442,515	267,940	95,907		806,362	(12,283)		773,652

Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

As of December 31, 1999

The following notes to the pro forma adjustments for the unaudited Combined Balance Sheet as of December 31, 1999 set forth the adjustments necessary to reflect the acquisition of the Danfoss Fluid Power Group as if the acquisition had occurred on December 31, 1999.

(1) Record the issuance by the Registrant of 18.4 million shares of common stock to acquire the Danfoss Fluid Power Group, the

estimated acquisition costs of $5.5 million, the preliminary adjustment to fair market value of property, plant and equipment, and the excess of the purchase price of the Danfoss Fluid Power Group over the estimated tangible net assets acquired.

(2) Record debt to be assumed by the Registrant of $94.0 million.

(3) Eliminate the minority interest from the termination of the Limited

Partnership Agreement through the issuance of 2.3 million shares of common stock.

(4) Record the tax payment due upon termination of the Limited

Partnership Agreement.

(5) Eliminate the net equity of the Danfoss Fluid Power Group.

The following notes to the pro forma adjustments, "The Additional Distribution Operations to be Acquired," for the unaudited "Combined Without the Additional Distribution Operations" Balance Sheet at December 31, 1999 set forth the adjustments necessary to exclude the acquisition of the Additional Distribution Operations of the Danfoss Fluid Power Group.

(6) Eliminate the historical accounts and operations of the Additional

Distribution Operations to be acquired.

(7) Eliminate the goodwill and other intangibles in connection with the Additional Distribution Operations to be acquired.